Exhibit 3.99

ARTICLES OF AMENDMENT
of
FLORIDA LESSOR  – WEST PALM BEACH AND SOUTHPOINT, INC.

          Pursuant to the Maryland Code, Corporations and Associations, Florida Lessor – West Pam Beach and Southpoint, Inc., a Maryland corporation (the “Corporation”) submits the following Articles of Amendment for filing and certifies that:

          1.          The Second Article of the Corporation’s Articles of Incorporation for a Stock Corporation is hereby amended and restated in its entirely as follows:

          SECOND:     The name of the corporation is           OHI Asset (SMS) Lender, Inc.

          2.          This amendment of the charter of the corporation has been approved by the directors and shareholders of the Corporation.

          We, the undersigned Treasurer and Chief Financial Officer and Secretary and Chief Operating Officer, swear under penalties of perjury that the foregoing is a corporate act.

By:	/s/ Robert O. Stephenson
Name:	Robert O. Stephenson
Its:	Treasurer and Chief Financial Officer

By:	/s/ Daniel J. Booth
Name:	Daniel J. Booth
Its:	Secretary and Chief Operating Officer

Return Address of Filing Party:

DORAN DERWENT, PLLC
Attention: Mark H. Derwent, Esq.
125 Ottawa Ave., N.W., Suite 420
Grand Rapids, Michigan 49503
Telephone: (616) 451-8690

CUST ID: 0001959812 WORK ORDER: 0001402850 DATE: 05-04-2007 03:56 PM AMT. PAID: $191.00

STATE OF [ILLEGIBLE] DEPT OF ASSESSMENTS AND TAXATION CUST ID:0001167955 WORK ORDER: 0000765946 DATE: 07-17-2003 07:48 PM AMT. PAID: $300.00

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

Florida Lessor - West Palm Beach and South Point, Inc.	,
(Name of Entity)

organized under the laws of   Maryland                    , passes the following resolution:
                                                            (State)

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to:      (new address)

☒ The name and address of the resident agent is changed from:
Corporation Service Company

11 E. Chase Street Baltlmore, MD 21207

to:
[ILLEGIBLE]

THE CORPORATION TRUST INCORPORATED

300 East Lombard Street, Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.

/s/ Michael E. Jones
Secretary or Assistant Secretary General Partner Authorized Person
Michael E. Jones, Vice President

I hereby consent to my designation in this document as resident agent for this entity.
THE CORPORATION TRUST INCORPORATED

SIGNED	/s/ Linda Tyndell
Resident Agent
Linda Tyndell, Asst. Sec.

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801, Baltimore, MD 21201

[ILLEGIBLE]

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned	Jennifer J. Bakhuyzen
whose address is	c/o Dykema Gossett, PLLC, 300 Ottawa Ave., N.W., Suite 700
Grand Rapids, Michigan 49503	, being at least eighteen years of age do(es) hereby
form a corporation under the laws of the State of Maryland.
[ILLEGIBLE]
SECOND: The name of the corporation is Florida Lessor - West Palm Beach and Southpoint, Inc.
[ILLEGIBLE]

THIRD: The purposes for which the corporation is formed are as follows:
To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Maryland.

FOURTH: The street address of the principal office of the corporation in Maryland is
9690 Deereco Road, Suite 100, Timonium Maryland 21093

FIFTH: The name of the resident agent of the corporation in Maryland is
CSC - Lawyers Incorporating Service Company
whose address is	11 East Chase Street, Baltimore, MD 21202

SIXTH: The corporation has authority to issue 1,000 shares at $ 0.01 par value per share.

SEVENTH: The number of directors of the corporation shall be        3       which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are___________________________________

C. Taylor Pickett, Robert Stephenson, and Daniel J. Booth

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
Authorized Representative of
CSC - Lawyers Incorporating
Filing party’s return address:	Service Company
Jennifer J. Bakhuyzen
c/o Dykema Gossett, PLLC	[ILLEGIBLE]
300 Ottawa Ave, N.W., Suite 700
Grand Rapids, Michigan 49503

STATE OF MARYLAND
DEPT OF ASSESSMENTS AND TAXATION
CUST ID: 0001136617
WORK ORDER: 0000746914
DATE: 06-02-2003 01:21 PM
AMT. PAID: $105.00

`This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

Florida Lessor - West Palm Beach and South Point, Inc.
(Name of Entity)

organized under the laws of   Maryland                    , passes the following resolution:
                                                  (State)
2003 JUL 17 PM 3:32

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to:     (new address)

☒ The name and address of the resident agent is changed from:

Corporation Service Company

11 E. Chase Street Baltimore, MD 21207

to:

the corporation trust incorporated

300 East Lombard Street, Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.
/s/ Michael E. Jones
Secretary or Assistant Secretary
General Partner
Authorized Person
Michael E. Jones, Vice President

I hereby consent to my designation in this document as resident agent for this entity.
THE CORPORATION TRUST INCORPORATED

SIGNED	/s/ Linda Tyndell
Resident Agent
Linda Tyndell, Asst. Sec.

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801, Baltimore, MD 21201

[ILLEGIBLE]